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                                                                    EXHIBIT 23.1


                              C.C.&E./R.P.S., INC.
                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to incorporation by reference in the Registration Statement (Form S-8 No. 333-51783) pertaining to the Denali Incorporated 1997 Incentive Stock Option Plan of our report dated October 17, 1997, except for Note 13, as to which the date is June 26, 1998, with respect to the financial statements of C.C.&E./R.P.S., Inc., included in the Current Report on Form 8-K/A of Denali Incorporated.


                                            HELLAM, VARON & CO. INC. P.S.

Bellevue, Washington
July 20, 1998